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Exhibit 99.5

June 24, 2008

Dear Shareholder:

        We are writing to you to make you aware of important matters regarding World Heart Corporation ("WorldHeart" or the "Company") and to provide notice to you that WorldHeart has requested and received from the NASDAQ Capital Market a financial viability exception to the NASDAQ shareholder approval rules for the proposed transactions described more fully below.

Background

        As you are likely aware and as stated in the public filings of WorldHeart with both the United States Securities and Exchange Commission (the "SEC") and the Canadian securities regulatory authorities, the Company has had insufficient working capital. For the past several months, the Company, under the direction of its Board of Directors, has been seeking to raise cash to fund its ongoing product development work by aggressively exploring all strategic and financing alternatives, including equity financing transactions and corporate collaborations.

        On May 9, 2008, the Company reported that it had determined that its available cash would be insufficient to pay the Company's obligations as they became due. This report constituted an event of default under the US$5,000,000 Note previously issued to ABIOMED, Inc. ("Abiomed") by the Company and its subsidiary, World Heart Inc. ("WHI"), in December 2007. Under the terms of the Note, as a result of this event of default, Abiomed became entitled to exercise its contractual remedies, including foreclosing on the assets of the Company and WHI.

        For several months, the Company has sought financing that would allow it to cure the default under the Note and to fund its ongoing needs for working capital. It has held discussions with a number of parties, including Abiomed, to attempt to structure a financing. The Company also has considered other alternatives, including filing for bankruptcy, ceasing operations and liquidating assets. Absent the proposed transactions described below, the Company believes it would have no choice but to file for protection under applicable bankruptcy laws.

Recapitalization Agreement

        On June 20, 2008, the Company and WHI entered into a Recapitalization Agreement with Abiomed, Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively, "Venrock") and Special Situations Fund III QP LP, Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Life Sciences Fund, L.P. and Austin Marxe (collectively, "SSF").

Proposed Transactions

        Under the Recapitalization Agreement, the following transactions, among others, are expected to occur:

  (i)
  WorldHeart will issue approximately 300,000,000 common shares for an aggregate purchase price of no less than US$30,000,000 (the "Issuance"). At Closing, Venrock will invest an aggregate of approximately $10,000,000 and SSF will invest an aggregate of approximately $9,000,000 and other investors are in discussions to invest the remainder (such other investors, together with Venrock and SSF, the "Investors");

  (ii)
  Contingent on and simultaneous with the closing of the Issuance, Abiomed has agreed to convert the full amount of principal and interest owed on the US$5,000,000 8% Secured Convertible Promissory Note (the "Note") issued to Abiomed by WorldHeart and WHI into 86,000,000 common shares of WorldHeart (the "Conversion"). The Note is currently secured by a security interest in all of the assets of WorldHeart and WHI. In connection with the Conversion, Abiomed has also agreed to terminate the warrant it holds to purchase 3,400,000 common shares of WorldHeart, and to forgive other amounts owed to Abiomed by WorldHeart; and

  (iii)
  Venrock and SSF have agreed to provide WorldHeart with a bridge loan facility (the "Bridge Facility") under which WorldHeart may borrow up to US$1,000,000 until the closing of the Issuance and the Conversion.

Conditions to Closing

        The Offering and the Conversion are subject to certain customary conditions to closing, including the investment of no less than US$30,000,000 by the Investors and the absence of certain material adverse changes. We expect that the closing of the Offering and the Conversion (the "Closing") will occur on or about July 31, 2008, although no assurances can be given when the conditions to Closing will be satisfied, if at all. In the event that the Offering and the Conversion are not consummated by August 31, 2008, Abiomed and the Investors have the right to terminate their obligations under the Recapitalization Agreement.

Reverse Stock Split

        The Recapitalization Agreement also provides that WorldHeart shall take all action necessary to call a meeting of its shareholders to approve a consolidation of its common shares (the "Reverse Split") for the purpose of seeking to comply with the $1.00 minimum bid price requirement of the NASDAQ Capital Market.

Investor Board Nominees

        The Recapitalization Agreement further provides that each of Abiomed, Venrock and SSF will have the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of the outstanding common shares of WorldHeart. Abiomed will also have the right to designate an observer to attend meetings of the Board of Directors at any time it does not have a designee on the Board of Directors. If Abiomed has not nominated a director on or prior to the second anniversary of the Closing, the rights of Abiomed to nominate a director or to appoint an observer will terminate. All of Abiomed's rights with respect to Board of Directors of WorldHeart will terminate on the fifth anniversary of the Closing. WorldHeart currently has a Board of Directors consisting of four directors. In addition, pursuant to existing agreements, currently SSF, on behalf of certain investors, has the right to nominate two directors, Maverick has the right to nominate two directors and Abiomed has the right to nominate one director or to appoint an observer to the Board of Directors of WorldHeart. Neither SSF nor Maverick has any nominees currently appointed as directors; Abiomed has appointed an observer. Upon Closing, the existing rights of Abiomed to nominate a director or appoint an observer will be terminated and the number of shares of WorldHeart currently held by SSF and Maverick will not represent a sufficient percentage of the issued shares to entitle either SSF or Maverick to nominate directors pursuant to their current rights.

Abiomed Distribution Rights

        The Recapitalization Agreement also provides that, contingent upon the closing of the Issuance, Abiomed's current distribution rights with WorldHeart terminate and are replaced with revised distribution rights. Under the revised terms, WorldHeart will still be required to negotiate in good faith with Abiomed about distribution arrangements before engaging any third party distributors for its products. However, WorldHeart retains the right, without negotiating with Abiomed, to distribute its products directly. In addition, if Abiomed and WorldHeart are unable to agree to terms on a potential distribution arrangement, WorldHeart is free to negotiate with third party distributors, without offering revised terms to Abiomed. Abiomed's revised distribution rights will terminate upon a change of control of WorldHeart that occurs after the Closing.

Equity Incentive Plan

        The Recapitalization Agreement also provides that promptly following the Closing, WorldHeart will establish an equity incentive program for the benefit of its independent directors, officers, employees and consultants covering, together with its existing plans, a maximum of 44,000,000 common shares of WorldHeart (to be adjusted for the reverse share split and any other recapitalization) on such terms and conditions as shall be approved by WorldHeart's Board of Directors, including the designees, if any, of Abiomed, Venrock and SSF. WorldHeart will seek approval of the equity incentive plan at a meeting of shareholders.

NASDAQ Requirements

        NASDAQ Marketplace Rule 4350 requires that WorldHeart obtain shareholder approval in certain circumstances including for the issue of shares, other than in a public offering, equal to 20% or more of the common shares outstanding before the issuance or for the issue of shares to affiliates, in either case if for less than the greater of book value or market value of the common shares, or for the issue of shares which will result in a change of control of the issuer.

        WorldHeart applied to NASDAQ for an exception from the Marketplace Rule 4350 in reliance on NASDAQ Marketplace Rule 4350(i)(2) which provides that NASDAQ may make an exception to the Marketplace Rules when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise, and (ii) reliance by WorldHeart is expressly approved by the audit committee comprised solely of independent, disinterested directors. The audit committee of the Board of Directors of WorldHeart expressly approved such reliance. The Listings and Qualifications Department of NASDAQ has granted the requested exception permitting WorldHeart to issue the 386,000,000 common shares contemplated in the Recapitalization Agreement which is significantly in excess of the approximately 2,300,000 common shares which WorldHeart would have been permitted to issue under NASDAQ Marketplace Rule 4350 without shareholder approval or this exception.

        Pursuant to this exception, the Company is mailing this letter to all shareholders not later than ten days before the Closing alerting them that it will not seek, and will not be required to seek, the shareholder approval that would otherwise be required, and setting forth the terms of the Recapitalization Agreement and the fact of reliance on the financial viability exception.

        We appreciate your continued support and look forward to reporting to you on the progress of the Company going forward.

Sincerely,

Jal S. Jassawalla
President & CEO

        Any forward-looking statements in this letter are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include all statements regarding WorldHeart's ability to secure the contemplated financing, regain compliance with the NASDAQ Capital Market listing requirements, as well as other statements that can be identified by the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "anticipates," or "intends" or the negative of those terms, or by discussions of strategy or intentions. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation: WorldHeart's immediate need for additional capital, risks in product development and market acceptance of and demand for WorldHeart's products; delisting from the NASDAQ Stock Market if compliance with the listing standards, including the Minimum Bid Price Rule and other minimum standards, is not regained; and other risks detailed in WorldHeart's filings with the U.S. Securities and Exchange Commission, including without limitation its Annual Report on Form 10-KSB for the year ended December 31, 2007, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and its Current Report on Form 8-K filed May 27, 2008.

        THIS LETTER DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICTITATION OF AN OFFER TO BUY ANY SECURITY. THE SHARES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

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  Exhibit 99.5